Exhibit 1.2

CHASE AUTO OWNER TRUST 2006-A

ASSET BACKED CERTIFICATES

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

Depositor and Servicer

CERTIFICATE UNDERWRITING AGREEMENT

June 6, 2006

J.P. Morgan Securities Inc.

270 Park Avenue, 10th Floor

New York, New York 10017

Ladies and Gentlemen:

1. Introductory. JPMorgan Chase Bank, National Association, a national banking association (the “Bank”), has formed Chase Auto Owner Trust 2006-A (the “Trust”) to sell $26,460,000 aggregate principal amount of 5.47% Asset Backed Certificates (the “Certificates”), each representing a fractional undivided interest in the Trust.

The assets of the Trust will include, among other things, a pool of simple interest retail installment sales contracts and purchase money notes and other notes (the “Receivables”) secured by new and used automobiles (the “Financed Vehicles”) and certain monies received thereunder on or after the opening of business on May 20, 2006, such Receivables to be transferred to the Trust and serviced by the Bank, as Servicer, or by a successor Servicer. The Original Pool Balance of the Receivables will equal approximately $1,223,064,435. The Certificates will be issued pursuant to the Amended and Restated Trust Agreement to be dated as of May 20, 2006 (as amended and supplemented from time to time, the “Trust Agreement”), between the Bank and Wilmington Trust Company, as owner trustee (the “Owner Trustee”).

Simultaneously with the issuance and sale of the Certificates as described herein, the Trust will issue $330,000,000 aggregate principal amount of Class A-1 5.37% Asset Backed Notes (the “Class A-1 Notes”), $270,000,000 aggregate principal amount of Class A-2 5.37% Asset Backed Notes (the “Class A-2 Notes”), $399,000,000 aggregate principal amount of Class A-3 5.34% Asset Backed Notes (the “Class A-3 Notes”) and $138,580,000 aggregate principal amount of Class A-4 5.36% Asset Backed Notes (the “Class A-4 Notes” and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Notes”), pursuant to the Indenture to be dated as of May 20, 2006 (as amended and supplemented from time to time, the “Indenture”), between the Trust and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”). The Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the “Offered Notes”) will be sold pursuant to an underwriting agreement dated the date hereof (the “Note Underwriting Agreement”; together with this Agreement, the “Underwriting Agreements”) among the Bank and the underwriters named therein (the “Note Underwriters”). The Notes and the Certificates are sometimes referred to collectively herein as the “Securities”.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement to be dated as of May 20, 2006 (as amended and supplemented from time to time, the “Sale and Servicing Agreement”), between the Trust and the Bank, as Depositor and Servicer.

This is to confirm the agreement concerning the purchase of the Certificates from the Bank by J.P. Morgan Securities Inc. (the “Underwriter”).

2. Representations and Warranties of the Bank. The Bank represents and warrants to, and agrees with, the Underwriter, that:

(a) A registration statement on Form S-3 (No. 333-131760) has been filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), and the Rules and Regulations under the Act (the “Rules and Regulations”). Such registration statement, as amended, has been declared effective by the Commission. Such registration statement, as amended as of the time it became effective (including without limitation each deemed effective date and time in accordance with Rule 430B(f) of the Rules and Regulations (the “Effective Time”)), including all material incorporated by reference therein and all information deemed to be part thereof pursuant to Rule 430B of the Rules and Regulations is hereinafter referred to as the “Registration Statement.” No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Bank, threatened by the Commission. The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 of the Rules and Regulations, have been satisfied with respect to the Registration Statement. The Bank has filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations a preliminary prospectus supplement dated June 5, 2006 relating to the sale of the Offered Notes and the Certificates (including the static pool information required to be disclosed pursuant to Item 1105 of Regulation AB under the Act, without regard to whether such information is deemed to be a part of the prospectus under Item 1105(d) of Regulation AB under the Act, the “Preliminary Prospectus Supplement”) accompanied by the base prospectus dated June 5, 2006 (the “Base Prospectus”; together with the Preliminary Prospectus Supplement, the “Preliminary Prospectus”). The Bank proposes to file with the Commission pursuant to Rule 424(b) of the Rules and Regulations a final prospectus supplement relating to the sale of the Offered Notes and the Certificates (including the static pool information required to be disclosed pursuant to Item 1105 of Regulation AB under the Act, without regard to whether such information is deemed to be a part of the prospectus under Item 1105(d) of Regulation AB under the Act, the “Prospectus Supplement”) to the Base Prospectus (together with the Prospectus Supplement, the “Prospectus”). Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the Effective Time or the date of the Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date and on or prior to the Closing Date (as defined herein) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder that are deemed to be incorporated by reference therein.

(b) The Registration Statement, at the Effective Time, (i) complied in all material respects with the applicable requirements of (A) the Act, (B) the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and (C) the Rules and Regulations and (ii) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Bank makes no representation and warranty with respect to information contained in or omitted from the Registration Statement in reliance upon, or in conformity with, information furnished in writing to the Bank by or on behalf of the Underwriter specifically for use in connection with the preparation of the Registration Statement. The Registration Statement, as of the Closing Date, will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act and the Rules and Regulations.

(c) The Preliminary Prospectus complied, and the Prospectus will comply, when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, in all material respects with the applicable requirements of the Act, the Trust Indenture Act and the Rules and Regulations.

(d) At or prior to the time when sales to purchasers (including, without limitation, contracts of sale) of the Certificates were first made (the “Time of Sale”), the Bank had prepared or referred to the following information in connection with the offering of the Certificates (collectively, the “Time of Sale Information”): (i) the Preliminary Prospectus, and (ii) each “free writing prospectus,” as defined in Rule 405 of the Rules and Regulations (a “Free Writing Prospectus”), listed on Annex A hereto.

(e) The Time of Sale Information, at the Time of Sale, did not include an untrue statement of a material fact or omit to state an material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Bank makes no representation and warranty with respect to information contained in or omitted from the Time of Sale Information in reliance upon, or in conformity with, information furnished in writing to the Bank by or on behalf of the Underwriter specifically for use in connection with the preparation of the Time of Sale Information.

(f) The Prospectus, as of its date, as of the date of any amendment or supplement thereto and as of the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Bank makes no representation and warranty with respect to information contained in or omitted from the Prospectus or any amendment or supplement thereto in reliance upon, or in conformity with, information furnished in writing to the Bank by or on behalf of the Underwriter specifically for use in connection with the preparation of the Prospectus or any amendment to supplement thereto.

(g) Other than the Preliminary Prospectus and the Prospectus, the Bank (including its agents and representatives, other than the Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Free Writing Prospectus, other than each Free Writing Prospectus listed on Annex A hereto. Each such Free Writing Prospectus is an “issuer free writing prospectus,” within the meaning of Rule 433(h) of the Rules and Regulations (an “Issuer Free Writing Prospectus”). Each Issuer Free Writing Prospectus listed on Annex A hereto (i) complied in all material respects with the Act, (ii) has been filed, to the extent required by Rule 433(d) of the Rules and Regulations, (iii) did not contain any information that conflicts with information contained in the Registration Statement, including information included pursuant to Rule 430B or Rule 430C, and not superseded or modified and (iv) when taken together with the Preliminary Prospectus, such Issuer Free Writing Prospectus, at the Time of Sale, did not include any untrue statement of a material fact and did not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Bank makes no representation and warranty with respect to information contained in or omitted from each such Issuer Free Writing Prospectus in reliance upon, or in conformity with, information furnished in writing to the Bank by or on behalf of the Underwriter specifically for use in connection with the preparation of such Issuer Free Writing Prospectus.

(h) The Bank is a national banking association organized under the laws of the United States, with full power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus, and had at all relevant times and has power, authority and legal right to acquire, own, sell and service the Receivables.

(i) When the Offered Notes have been duly executed by the Owner Trustee on behalf of the Trust and, when authenticated by the Indenture Trustee in accordance with the Indenture and delivered upon the order of the Bank to the Note Underwriters pursuant to the Note Underwriting Agreement and the Sale and Servicing Agreement, the Offered Notes will be duly issued and will constitute legal, valid and binding obligations of the Trust enforceable against the Trust in accordance with their terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Bank or the Trust or in the event of any moratorium or similar occurrence affecting the Bank or the Trust and to general principles of equity.

(j) When the Class A-1 Notes have been duly executed by the Owner Trustee on behalf of the Trust, when authenticated by the Indenture Trustee in accordance with the Indenture and delivered to or at the direction of the Bank pursuant to the Sale and Servicing Agreement, the Class A-1 Notes will be duly issued and will constitute legal, valid and binding obligations of the Trust enforceable against the Trust in accordance with their terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Bank or the Trust or in the event of any moratorium or similar occurrence affecting the Bank or the Trust and to general principles of equity.

(k) The direction by the Bank to the Owner Trustee to execute and authenticate the Certificates has been duly authorized by the Bank and, when the Certificates have been duly executed, authenticated and delivered by the Owner Trustee in accordance with the Trust Agreement and delivered upon the order of the Bank to the Underwriter pursuant to this Agreement and the Sale and Servicing Agreement, the Certificates will be duly issued and entitled to the benefits afforded by the Trust Agreement.

(l) The execution, delivery and performance by the Bank of this Agreement, the Note Underwriting Agreement and the Basic Documents to which the Bank is a party, and the consummation by the Bank of the transactions provided for herein and therein have been, or will have been, duly authorized by the Bank by all necessary action on the part of the Bank; and neither the execution and delivery by the Bank of such instruments, nor the performance by the Bank of the transactions herein or therein contemplated, nor the compliance by the Bank with the provisions hereof or thereof, will (i) conflict with or result in a breach or violation of any of the material terms and provisions of, or constitute a material default under, any of the provisions of the articles of association or by-laws of the Bank, (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Bank or its properties, (iii) conflict with any of the material provisions of any material indenture, mortgage, contract or other instrument to which the Bank is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instruments, except, in the case of clauses (ii) and (iii), for any such breaches or conflicts as would not individually or in the aggregate have a material adverse effect on the transactions contemplated hereby or on the ability of the Bank to consummate such transactions.

(m) When executed and delivered by the parties thereto, each of the Sale and Servicing Agreement and the Trust Agreement will constitute a legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Bank or in the event of any moratorium or similar occurrence affecting the Bank and to general principles of equity.

(n) All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or “blue sky” laws of various jurisdictions), if so required in connection with the execution, delivery and performance of this Agreement, the Note Underwriting Agreement and the Basic Documents to which the Bank is a party has been or will be taken or obtained on or prior to the Closing Date.

(o) As of the Closing Date, the representations and warranties of the Bank, as Depositor and Servicer, in the Trust Agreement will be true and correct.

(p) This Agreement and the Note Underwriting Agreement have been duly executed and delivered by the Bank.

(q) On the date on which the first bona fide offer of the Certificates is made, the Bank will not be an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

3. Purchase, Sale, Payment and Delivery of the Certificates. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Bank agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Bank, at a purchase price of 99.717710% of the face amount thereof, the Certificates plus accrued interest at the Certificate Rate from June 13, 2006 to, but excluding, the Closing Date.

The Bank will deliver the Certificates to the Underwriter against payment of the purchase price in immediately available funds drawn to the order of the Bank at the offices of Simpson Thacher & Bartlett LLP in New York, New York at 10:00 a.m., New York City time, on June 13, 2006, or at such other time not later than seven full business days thereafter as the Underwriter and the Bank determine, such time being herein referred to as the “Closing Date.” The Certificates to be so delivered will be initially represented by one or more definitive Certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”) and will be made available for inspection by the Underwriter at the office where delivery and payment for such Certificates is to take place no later than 1:00 p.m., New York City time, on the Business Day prior to the Closing Date.

4. Offering by the Underwriter. It is understood that the Underwriter proposes to offer the Certificates for sale to the public (which may include selected brokers and dealers) as set forth in the Prospectus.

5. Covenants of the Bank. The Bank covenants and agrees with the Underwriter that:

(a) The Bank will file the Prospectus with the Commission pursuant to Rule 424(b) of the Rules and Regulations within the time prescribed therein and will provide evidence satisfactory to the Underwriter of such timely filing. The Bank will file any Issuer Free Writing Prospectus when and to the extent required by Rule 433(d) of the Rules and Regulations. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, other than an Issuer Free Writing Prospectus listed on Annex A, the Bank will furnish to the Underwriter a copy of the proposed Issuer Free Writing Prospectus for review and approval. During any period that a prospectus relating to the Certificates is required to be delivered to purchasers of the Certificates by the Underwriter and dealers participating in the initial offering and sale of the Certificates on the Closing Date under the Act (but for Rule 172 of the Rules and Regulations) (a “prospectus delivery period”), the Bank will not file any amendments to the Registration Statement, or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Underwriter, and if the Underwriter shall have reasonably objected thereto promptly after receipt thereof; the Bank will promptly advise the Underwriter or its counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for any additional information and (iii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Certificates or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or “blue sky” law, as soon as the Bank is advised thereof, and will use its reasonable efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

(b) If, at any time during the prospectus delivery period, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus in order to comply with the Act or the Rules and Regulations, the Bank promptly will prepare and file with the Commission (subject to the Underwriter’s prior review pursuant to paragraph (a) of this Section 5), an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance.

(c) The Bank will furnish to the Underwriter copies of the Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter may reasonably request.

(d) The Bank will cooperate with the Underwriter in arranging for the qualification of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter designates and will cooperate in continuing such qualifications in effect so long as required for the distribution of the Certificates; provided, however, that neither the Bank nor the Trust shall be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(e) For a period from the date of this Agreement until the retirement of the Certificates, the Bank, as Servicer, will furnish to the Underwriter copies of each certificate and the annual statements of compliance delivered to independent certified public accountants’ and reports furnished to the Indenture Trustee or the Owner Trustee pursuant to the Sale and Servicing Agreement, as soon as practicable after such statements and reports are furnished to the Indenture Trustee or the Owner Trustee.

(f) So long as any of the Certificates is outstanding, the Bank will furnish to the Underwriter as soon as practicable, (A) all documents distributed, or caused to be distributed, by the Bank to the Certificateholders and (B) from time to time, such other information in the possession of the Bank concerning the Trust and any other information concerning the Bank filed with any governmental or regulatory authority which is otherwise publicly available, as the Underwriter may reasonably request; provided, however, that the Bank shall not be required to furnish hereunder any reports concerning the Trust filed by the Bank with the Commission.

(g) On or before the Closing Date, the Bank shall cause its computer records relating to the Receivables to be marked to show the Trust’s absolute ownership of the Receivables, and from and after the Closing Date neither the Bank nor the Servicer shall take any action inconsistent with the Trust’s ownership of such Receivables and the security interest of the Indenture Trustee therein, other than as permitted by the Sale and Servicing Agreement.

(h) To the extent, if any, that the rating provided with respect to the Certificates by Moody’s and/or Fitch is conditional upon the furnishing of documents or the taking of any other actions by the Bank agreed upon on or prior to the Closing Date, the Bank shall furnish such documents and take any such other actions.

(i) For the period beginning on the date hereof and ending on the Closing Date, unless waived by the Underwriter, neither the Bank nor any trust originated, directly or indirectly, by the Bank will offer to sell or sell notes (other than the Notes) collateralized by, or certificates (other than the Certificates) evidencing an ownership interest in, receivables generated pursuant to retail automobile or light-duty truck installment sale contracts or purchase money loans.

(j) The Bank will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not required to be filed with the Commission in accordance with Rule 433(d) of the Rules and Regulations.

6. Payment of Expenses. The Bank will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the Indenture Trustee’s and Owner Trustee’s acceptance fee and the reasonable fees and disbursements of the counsel to the Indenture Trustee and counsel to the Owner Trustee, (iii) the fees and disbursements of PricewaterhouseCoopers LLP, (iv) the fees of the Rating Agencies and (v) blue sky expenses; provided, however, that the Underwriter may reimburse the Bank for certain expenses incurred by the Bank as agreed to by the Underwriter and the Bank.

7. Conditions to the Obligation of the Underwriter. The obligation of the Underwriter to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Bank herein on the date hereof and as of the Closing Date, to the accuracy of the statements of officers of the Bank made pursuant to the provisions hereof, to the performance by the Bank of its obligations hereunder and to the following additional conditions precedent:

(a) On or prior to the date hereof, the Underwriter shall have received a letter (a “Procedures Letter”), dated the date of this Agreement of PricewaterhouseCoopers LLP verifying the accuracy of such financial and statistical data contained in the Preliminary Prospectus and the Prospectus as the Underwriter shall deem reasonably advisable. In addition, if any amendment or supplement to the Prospectus made after the date hereof contains financial or statistical data, the Underwriter shall have received a letter dated the Closing Date confirming the Procedures Letter and providing additional comfort on such new data.

(b) The Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; the Bank shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Bank or JPMorgan Chase & Co. which, in the reasonable judgment of the Underwriter, materially impairs the investment quality of the Certificates or makes it impractical to market the Certificates; (ii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Bank or JPMorgan Chase & Co. on any exchange or in the over-the-counter market by such exchange or over-the-counter market or by the Commission; (iii) any banking moratorium declared by federal or New York authorities; or (iv) any outbreak or material escalation of major hostilities or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriter, the effect of any such outbreak, escalation, calamity or emergency on the United States financial markets makes it impracticable or inadvisable to proceed with completion of the sale of and any payment for the Certificates.

(d) The Underwriter shall have received opinions, dated the Closing Date and reasonably satisfactory, when taken together, in form and substance to the Underwriter, of Simpson Thacher & Bartlett LLP, special counsel to the Bank, and Richards, Layton & Finger, P.A., special counsel to the Trust, and such other counsel otherwise reasonably acceptable to the Underwriter, with respect to such matters as are customary for the type of transaction contemplated by this Agreement.

(e) The Underwriter shall have received an opinion or opinions of Simpson Thacher & Bartlett LLP, special counsel to the Bank, dated the Closing Date and reasonably satisfactory in form and substance to the Underwriter, with respect to certain matters relating to the treatment of the transfer of the Receivables from the Bank to the Trust by the Federal Deposit Insurance Corporation and with respect to a grant of a security interest in the Receivables to the Indenture Trustee, an opinion of Porter, Wright, Morris & Arthur LLP, special Ohio counsel to the Bank, with respect to the perfection of the Trust’s interest in the Receivables and an opinion of Richards, Layton & Finger, P.A., special counsel to the Bank, with respect to the perfection of the Indenture Trustee’s interest in the Receivables.

(f) The Underwriter shall have received from Thacher Proffitt & Wood LLP, counsel to the Underwriter, such opinion or opinions, dated the Closing Date and satisfactory in form and substance to the Underwriter, with respect to the validity of the Certificates, the Registration Statement, the Prospectus and other related matters as the Underwriter may require, and the Bank shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) The Underwriter shall have received an opinion of Simpson Thacher & Bartlett LLP, special tax counsel to the Bank, dated the Closing Date and reasonably satisfactory in form and to the effect (a) that under current law the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for United States federal income tax purposes and (b) that, subject to the qualifications set forth therein, the statements made in the Preliminary Prospectus and the Prospectus under the caption “Material Federal Income Tax Consequences,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the United States federal income tax matters described therein.

(h) The Underwriter shall have received an opinion of Richards, Layton & Finger, P.A., special counsel to the Owner Trustee, and such other counsel reasonably satisfactory to the Underwriter and its counsel, dated the Closing Date and satisfactory in form and substance to the Underwriter, with respect to such matters as are customary for the type of transaction contemplated by this Agreement.

(i) The Certificates have been rated “A2” by Moody’s and “AA-” by Fitch.

(j) The Underwriter shall have received a certificate, dated the Closing Date, of an attorney-in-fact, a Vice President or more senior officer of the Bank in which such person, to the best of his or her knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Bank in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) the representations and warranties of the Bank, as Depositor and Servicer, in the Sale and Servicing Agreement and, as Depositor, in the Trust Agreement, are true and correct as of the dates specified in the Sale and Servicing Agreement and the Trust Agreement, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (v) subsequent to the Time of Sale, there has been no material adverse change in the financial position or results of operation of the Bank’s automotive finance business except as set forth in or contemplated by the Time of Sale Information and the Prospectus or as described in such certificate and (vi) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k) On the Closing Date, all of the Offered Notes shall have been issued and sold pursuant to the Note Underwriting Agreement.

(l) The Offered Notes shall have been rated “Aaa” by Moody’s and “AAA” by Fitch.

(m) On the Closing Date, the Class R Certificates shall have been issued to or at the direction of the Bank pursuant to the Trust Agreement.

(n) On the Closing Date, the Class A-1 Notes shall have been duly executed by the Owner Trustee on behalf of the Trust, duly authenticated by the Indenture Trustee and delivered to or at the direction of the Bank pursuant to the Indenture.

The Bank will furnish the Underwriter, or cause the Underwriter to be furnished, with such number of conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests.

8. Indemnification. (a) The Bank will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arise out of, of are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any Issuer Information (as defined herein) contained in any Underwriter Free Writing Prospectus (as defined herein) or in any Free Writing Prospectus for which the Bank or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Bank or any other offering participant that is in the business of publishing radio or television broadcasting or otherwise disseminating communications, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading; and, in each case, will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Bank shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Bank by the Underwriter expressly for use therein.

(b) The Underwriter agrees to indemnify and hold harmless the Bank, its directors, each of its officers or agents who signed the Registration Statement, and each person, if any, who controls the Bank within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made (i) in the Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Bank by the Underwriter expressly for use in the Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any Free Writing Prospectus or (ii) in any Underwriter Free Writing Prospectus; provided, however, that the Underwriter shall not be obligated to so indemnify and hold harmless an indemnified party to the extent such losses, claims, damages or liabilities are caused by a misstatement or omission in any Underwriter Free Writing Prospectus resulting from an error or omission in (A) Issuer Information which was not corrected by Issuer Information subsequently supplied by the Bank to the Underwriter at any time prior to the Time of Sale, and (B) the information contained in the Prospectus or the Time of Sale Information.

(c) Each indemnified party shall give prompt notice to the indemnifying party of any action commenced against the indemnified party in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have hereunder or otherwise, other than on account of this indemnity agreement. In case any such action shall be brought against an indemnified party and it shall have notified the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party with respect to such action), and it being understood that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys, and, after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party under subsections (a) or (b) of this Section 8 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

(d) No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) The obligations of the Bank under this Section 8 shall be in addition to any liability which the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the Underwriter’s obligations under this Section 8 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Bank and to each person, if any, who controls the Bank within the meaning of Section 15 of the Act.

9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 is for any reason held to be unavailable other than in accordance with its terms, the Bank and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Bank or the Underwriter, as incurred, in such proportions so that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount and commissions bear to the initial public offering price appearing thereon and the Bank is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriter, and each director of the Bank, each officer or agent of the Bank who signed the Registration Statement, and each person, if any, who controls the Bank within the meaning of Section 15 of the Act shall have the same rights to contribution as the Bank.

10. Offering Communications; Free Writing Prospectuses and ABS Informational and Computational Materials.

(a) The Underwriter represents and warrants to the Bank that it has not and will not distribute any written materials that would be treated as “ABS informational and computational material,” as defined in Item 1101(a) of Regulation AB under the Act (“ABS Informational and Computational Materials”).

(b) The Underwriter represents, warrants and agrees with the Bank that other than the Time of Sale Information and the Prospectus, the Underwriter has not conveyed and will not convey, without the Bank’s prior written approval, to any potential purchaser of the Certificates any other written material of any kind that would constitute a Free Writing Prospectus or a “prospectus,” as defined in Section 2(a)(10) of the Act; provided, however, that the Underwriter may prepare and convey to one or more of its potential purchasers of the Certificates a Free Writing Prospectus containing no more than the following information: (A) information permitted under Rule 134 of the Rules and Regulations, including but not limited to, information relating to the size, weighted average life, rating, scheduled final payment date and/or final price of the Certificates, as well as a column or other entry showing the status of the subscriptions for the Certificates and/or expected pricing parameters of the Certificates and (B) information customarily contained in confirmations of sale of securities and notices of allocations, provided, that the Underwriter shall not distribute such Free Writing Prospectus in a manner that would require the filing of such Free Writing Prospectus pursuant to Rule 433(d) of the Rules and Regulations.

(c) The Underwriter represents and warrants to the Bank that each Free Writing Prospectus prepared by or on behalf of the Underwriter (each an “Underwriter Free Writing Prospectus”) did not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of the Certificates, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Underwriter makes no representation to the extent any misstatement or omission was the result of any inaccurate information which was publicly available or provided to the Underwriter by or on behalf of the Bank (such information, “Issuer Information”), which information was not corrected by Issuer Information subsequently supplied by or on behalf of the Bank to the Underwriter prior to the Time of Sale.

(d) Each of the Bank and the Underwriter agrees that any Free Writing Prospectus prepared by it shall contain the legend required by Rule 433 of the Rules and Regulations.

(e) The Underwriter will, pursuant to reasonable procedures determined in good faith, retain copies of each Underwriter Free Writing Prospectus prepared by it that is not required to be filed with the Commission in accordance with Rule 433 of the Rules and Regulations.

11. Additional Underwriter Representations. The Underwriter represents and agrees (i) that it did not enter into any contract of sale for any Certificates prior to the Time of Sale and (ii) that it will, at any time that the Underwriter is acting as an “underwriter,” as defined in Section 2(a)(11) of the Act, with respect to the Certificates, convey to each purchaser to whom Certificates are sold by it during the period prior to the filing of the Prospectus (as notified to the Underwriter by the Bank), at or prior to the applicable time of any such contract of sale with respect to such purchaser, the Preliminary Prospectus.

12. Arm’s Length Transaction. The Bank acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Bank with respect to the offering of Certificates contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Bank or any other person. Additionally the Underwriter is not advising the Bank or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Bank shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no any responsibility or liability to the Bank with respect thereto. Any review by the Underwriter of the Bank, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Bank.

13. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Bank or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriter, the Bank or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Certificates. If for any reason the purchase of the Certificates by the Underwriter is not consummated, the Bank shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 and the respective obligations of the Bank and the Underwriter pursuant to Sections 8 and 9 shall remain in effect. If the purchase of the Certificates by the Underwriter is not consummated for any reason other than solely because of the occurrence of any event specified in clauses (ii), (iii) or (iv) of Section 7(c), the Bank will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Certificates.

14. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriter at J.P. Morgan Securities Inc., 270 Park Avenue, 10th Floor, New York, New York 10017, Attention: North American ABS, or, if sent to the Bank, will be mailed, delivered, or telegraphed and confirmed to JPMorgan Chase Bank, National Association, c/o Chase Auto Finance Corp., 900 Stewart Avenue, Garden City, New York 11530, Attention: Financial Controller.

15. Successors. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Certificates from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

17. No Bankruptcy Petition. The Underwriter covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Trust, it will not institute against, or join any other person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

18. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Bank and the Underwriter in accordance with its terms.

Very truly yours,

JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION

By	/s/ Stephen R. Etherington
Name:	Stephen R. Etherington
Title:	Senior Vice President

The foregoing Certificate Underwriting Agreement is hereby confirmed and accepted as of the date first written above:

J.P. MORGAN SECURITIES INC.

By	/s/ Mark Sun
Name:	Mark Sun
Title:	Vice President

ANNEX A

Time of Sale Information

Pricing term sheet, dated June 6, 2006, relating to the Certificates, as filed pursuant to Rule 433 under the Securities Act:

Sole Lead: JPMS	Co-mgrs: BofA, Citi, RBSGC	SG: Guzman, Loop

CLS	$AMT		Rtgs(M/F)	WAL	E.F.	LEGAL	Bmrk	Yield	Cpn	$Px
A-1	330	mm	Aaa/AAA	0.32		** Not offered **
A-2	270	mm	Aaa/AAA	0.95	09/07	01/09	EDSF - 4	5.432	5.37	99.998517
A-3	399	mm	Aaa/AAA	1.90	02/09	07/10	EDSF - 4	5.404	5.34	99.992466
A-4	138	+mm	Aaa/AAA	2.82	04/09	01/13	SWPS - 1	5.425	5.36	99.987681
CERTS	26	+mm	A2/AA-	2.12	04/09	01/13	SWPS + 10	5.539	5.47	99.987710

- Timing: PRICED., settle 06/13

- 1.50% ABS

- All notes are ERISA eligible

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing Lizmary Rodriguez at lizmary.rodriguez@jpmorgan.com. Any disclaimer below is not applicable and should be disregarded.